Exhibit 21.1
SUBSIDIARIES OF CHEVRON CORPORATION1
At December 31, 2012

Name of Subsidiary	State, Province or Country in Which Organized
Beta Offshore Nigeria Deepwater Limited	Nigeria
Cabinda Gulf Oil Company Limited	Bermuda
Chevron Argentina S.R.L.	Argentina
Chevron Australia Pty Ltd.	Australia
Chevron Australia Transport Pty Ltd.	Australia
Chevron (Bermuda) Investments Limited	Bermuda
Chevron Brasil Petróleo Limitada	Brazil
Chevron Canada Limited	Canada
Chevron Caspian Pipeline Consortium Company	Delaware
Chevron Environmental Management Company	California
Chevron Geothermal Indonesia, Ltd.	Bermuda
Chevron Global Energy Inc.	Delaware
Chevron Global Technology Services Company	Delaware
Chevron International (Congo) Limited	Bermuda
Chevron International Petroleum Company	Delaware
Chevron Investment Management Company	Delaware
Chevron LNG Shipping Company Limited	Bermuda
Chevron Marine Products LLC	Delaware
Chevron Nigeria Deepwater B Limited	Nigeria
Chevron Nigeria Deepwater D Limited	Nigeria
Chevron Nigeria Limited	Nigeria
Chevron Oil Congo (D.R.C.) Limited	Bermuda
Chevron Oronite Company LLC	Delaware
Chevron Oronite Pte. Ltd.	Singapore
Chevron Oronite S.A.S.	France
Chevron Overseas Company	Delaware
Chevron Overseas (Congo) Limited	Bermuda
Chevron Overseas Petroleum Limited	Bahamas
Chevron Overseas Pipeline (Cameroon) Limited	Bahamas
Chevron Overseas Pipeline (Chad) Limited	Bahamas
Chevron Pakistan Limited	Bahamas
Chevron Petroleum Chad Company Limited	Bermuda
Chevron Petroleum Company	New Jersey
Chevron Petroleum Limited	Bermuda
Chevron Philippines Inc.	Philippines
Chevron Pipe Line Company	Delaware
Chevron South Natuna B Inc.	Liberia
Chevron Thailand Exploration and Production, Ltd.	Bermuda
Chevron (Thailand) Limited	Bahamas
Chevron Thailand LLC	Delaware
Chevron Transport Corporation Ltd.	Bermuda

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Name of Subsidiary	State, Province or Country in Which Organized
Chevron United Kingdom Limited	England and Wales
Chevron U.S.A. Holdings Inc.	Delaware
Chevron U.S.A. Inc.	Pennsylvania
Oilfield Concession Operators Limited	Nigeria
PT Chevron Pacific Indonesia	Indonesia
Saudi Arabian Chevron Inc.	Delaware
Texaco Britain Limited	England and Wales
Texaco Capital Inc.	Delaware
Texaco Captain Inc.	Delaware
Texaco Inc.	Delaware
Texaco Overseas Holdings Inc.	Delaware
Texaco Venezuela Holdings (I) Company	Delaware
TRMI-H LLC	Delaware
Union Oil Company of California	California
Unocal Corporation	Delaware
Unocal International Corporation	Nevada
Unocal Pipeline Company	California
West Australian Petroleum Pty Limited	Australia

[1]
All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2012.

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